Exhibit 32

Certification pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002.

This certification is provided pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and accompanies the quarterly report on Form 10-Q (the “Form 10-Q”) for the quarter ended March 31, 2009 of Och-Ziff Capital Management Group LLC (the “Company”).

We, Daniel Och and Joel Frank, the Chief Executive Officer and Chief Financial Officer, respectively, of the Company certify that, to the best of our knowledge:

i.	The Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

ii.	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 4, 2009	/s/ Daniel Och
Name: Daniel Och Title: Chief Executive Officer, Executive Managing Director and Chairman of the Board of Directors

Date: May 4, 2009	/s/ Joel Frank
Name: Joel Frank Title: Chief Financial Officer, Executive Managing Director and Director